Exhibit 10.1

PROMISSORY NOTE

$4,000,000.00	October 23, 2025

FOR VALUE RECEIVED, JOEL SOLIS and AVENTUS PROPERTIES LLC (collectively, “Maker”), hereby promises to pay to New Era Energy & Digital, Inc. (“Payee”), an original principal amount of $4,000,000.00, together with all interest accrued thereon in accordance with the terms of this Promissory Note (this “Note”).

1. Payment of Principal and Interest.

(a) Maker shall pay to Payee, on the first of each month during the term of this Note (each and every such date, a “Payment Date”) interest on the outstanding principal amount of this Note at the lesser of (i) 18.00%, compounded annually, or (ii) the Maximum Rate (as defined herein). Except as otherwise provided herein, any remaining unpaid principal and interest shall be paid in full on December 6, 2025 (the “Maturity Date”). For the avoidance of doubt, Payee and any affiliate thereof that employees Maker shall have the right, on each Payment Date, to withhold all or any portion of Maker’s “net pay” to pay the principal and interest due pursuant to this Note.

(b) Notwithstanding the foregoing, if the date on which payment is due is not a day on which banks are open for business in the State of New York (a “Business Day”), then such payment shall be due on the Business Day next succeeding the payment date.

2. Maximum Interest Rate. It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the interest payable on this Note would be usurious under applicable law, in that event, notwithstanding anything to the contrary herein, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law (the “Maximum Rate”), and any excess shall be canceled automatically and, if theretofore paid, shall be credited on this Note by Payee (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker); and (ii) in the event that maturity of this Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker). All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums included in the amounts owing to Payee by Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate or amount of interest on account of indebtedness does not exceed the applicable usury ceiling, if any. As used in this Note, the term “applicable law” shall mean the laws of the State of Texas. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

3. Security. This Note is a secured obligation of Maker.

4. Waiver. Maker expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith.

5. Amendments. Any term or provision of this Note and any obligation of Maker hereunder or with respect hereto, may be changed or modified, partially or completely, or noncompliance may be consented to or authorized, by written agreement between Maker and Payee.

6. Events of Default. The occurrence and continuance of any of the following events shall be considered an “Event of Default” for purposes of this Note: (a) default is made in the payment of principal or interest hereon, or is there is a breach of any representation or covenant or obligation of Maker contained in this Note or any other Loan Document (b) any involuntary case or other proceeding shall be commenced against Maker that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or custodian unless dismissed or stayed within ninety (90) days after the institution thereof (provided that upon ineffectiveness of any stays, an Event of Default shall exist); and (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to Maker, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally or shall admit in writing its inability to pay its debts generally as they become due or shall take any corporate action to authorize or effect any of the.

7. Remedy. Upon the occurrence of any Event of Default, the entire principal amount of this Note then outstanding, together with interest accrued thereon, shall become immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Maker.

8. Default Rate. If any Event of Default hereunder shall occur and be continuing, then (in lieu of the interest rate provided in Section 1 hereof), interest on the principal balance of this Note outstanding from time to time shall accrue at the Default Rate (as hereinafter defined), from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived. Upon the cure or waiver by Payee of an Event of Default, the interest rate hereunder shall be as set forth in Section 1 hereof. For the avoidance of doubt, the payments set forth in this Section shall be in lieu of the regular interest which may be due hereunder until such time as there shall no longer be an Event of Default then continuing at which point interest shall then again accrue at the interest rate provided in Section 1 hereof. For purposes of this Note, the “Default Rate” means the lesser of (i) 28.00% compounded annually or (ii) the Maximum Rate.

9. Costs and Attorneys’ Fees. If default is made in the payment of this Note on the Maturity Date, and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, arrangement, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay to Payee reasonable attorneys’ fees and costs, including the fees and costs incurred in any appeals, and any collection fees incurred in collection of this Note

10. Governing Law. This Note and the rights and obligations hereunder shall be governed by and construed in accordance with THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

11. Governing Law; Jurisdiction and Waiver of Jury Trial.

(a) This Note and the rights and obligations hereunder shall be governed by and construed in accordance with THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

(b) MAKER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MAKER AND PAYEE PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE. MAKER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND MAKER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER AT THE ADDRESS SET FORTH HEREIN.

(c) THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN MAKER AND PAYEE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED THERETO.

11. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Joel G. Solis/Aventus Properties LLC

P.O. Box 5790

Midland, Texas 79704

Attn: Joel G. Solis

Jgsolis14@yahoo.com

If to Payee:

New Era Energy & Digital, Inc.

4501 Santa Rosa Dr.

Midland, Texas, 79707

Attn: E. Will Gray, Chairman and CEO

will@newerainfra.ai

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

12. Binding Agreement; No Third Party Beneficiaries. Neither this Note nor the rights in this Note are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided that any direct or indirect transfer of this Note as a result of the acquisition of Maker by merger, stock purchase, sale of substantially all of Maker’s assets or otherwise shall not require the consent of Payee. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

13. Survival. All terms, statements, conditions, covenants, representations, warranties and agreements herein contained shall be effective as long as obligations arising hereunder remain unpaid.

14. Severability. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Headings. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Note.

16. Construction. The parties have participated jointly in the negotiation and drafting of this Note. Any rule of construction or interpretation otherwise requiring this Note to be construed or interpreted against any party by virtue of the authorship of this Note shall not apply to the construction and interpretation hereof.

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EXECUTED to be effective as of the date first above written.

MAKER:

/s/ Joel Solis
JOEL SOLIS

Aventus Properties LLC

By:	/s/ Joel Solis
	Name:	Joel Solis
	Title:	President

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